SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2003

AUSPEX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21432	93-0963660

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2880 Lakeside Dr.
Santa Clara, California 95050

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 566-2000

2800 Scott Boulevard
Santa Clara, California 95050

(Former name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

In accordance with general instruction B.2 of Form 8-K, the information in this Current Report (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that section. The Current Report will not be deemed an admission as to the materiality of any information contained in this Current Report that is required to be disclosed solely by Regulation FD.

The Registrant is providing in this Current Report a quarterly report on its operations for the period ended March 31, 2003 because the Registrant is unable to file a periodic report with the Securities and Exchange Commission in compliance with the Securities Exchange Act of 1934, as amended.

Since the Registrant filed with the Securities and Exchange Commission on February 11, 2003 its quarterly report on Form 10-Q for the quarter ended December 31, 2003, the Registrant has not maintained nor reengaged a relationship with auditors. Moreover, on April 22, 2003, the Registrant filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Jose Division (case no. 03-52596-mm11). Pursuant to Chapter 11 of the Bankruptcy Code, the Registrant is authorized to operate its business as a debtor in possession while being subject to the supervision and orders of the Bankruptcy Court. Because the Registrant currently does not have a relationship with or has not reengaged auditors, the Registrant’s Chief Executive Officer and Chief Financial Officer are currently unable to make the certifications required by Items 601(b)(31) and (32) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and thus are currently unable to file a periodic report with the Securities and Exchange Commission in compliance with the Securities Exchange Act of 1934. As a consequence, the Registrant is providing this Current Report as a means of providing unaudited financial statements as of and for the three and nine month periods ending March 31, 2003 as well as management’s discussion and analysis of financial condition and results of operations for the same periods to investors. The Registrant has also and will continue to file Current Reports on Form 8-K with is monthly summary of financial status that it is required to file with the United States Bankruptcy Court, Northern District of California, San Jose Division.

FINANCIAL STATEMENTS

AUSPEX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	MARCH 31,	JUNE 30,
	2003	2002

	(UNAUDITED)
ASSETS
Current Assets
Cash and cash equivalents	$5,642	$9,240
Short-term investments	—	20,301
Accounts receivable, net of allowances of $295 and $112, respectively	1,191	4,292
Inventories, net	1,242	2,714
Prepaid expenses and other	1,568	3,006

Total current assets	9,643	39,553
Property And Equipment, Net	6,245	8,770
Other Assets	394	387

Total assets	$16,282	$48,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,124	$5,364
Accrued liabilities	7,886	11,502
Deferred revenue	3,547	5,130

Total current liabilities	12,557	21,996
Long Term Liabilities
Accrued liabilities	490	862
Deferred revenue	365	122

Total long term liabilities	855	984
Stockholders’ Equity
Common Stock	46	46
Additional paid-in capital	215,214	215,144
Accumulated comprehensive loss	(1,693)	(759)
Accumulated deficit	(210,697)	(188,701)
Total stockholders’ equity	2,870	25,730

	$16,282	$48,710

     The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AUSPEX SYSTEMS, INC.
(Unaudited)
Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended

	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002

(In thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Product revenue	$436	$2,184	$5,128	$8,975
Service revenue	2,854	4,194	9,501	14,605

Total revenues	3,290	6,378	14,629	23,580

Cost of Revenues
Cost of product revenue	887	3,034	4,487	10,172
Cost of service revenue	2,560	3,302	7,863	12,499

Total cost of revenues	3,447	6,336	12,350	22,671

Gross margin	(157)	42	2,279	909

Operating Expenses
Selling, general and administrative	5,474	7,916	17,454	27,694
Engineering and development	1,834	3,405	6,895	11,989
Restructuring	—	—	—	6,837

Total operating expenses	7,308	11,321	24,349	46,520

Loss from operations	(7,465)	(11,279)	(22,070)	(45,611)
Other income, net	240	579	215	1,549

Loss before provision for income taxes	(7,225)	(10,700)	(21,855)	(44,062)
Provision for income taxes	47	69	141	319

Net loss	(7,272)	(10,769)	(21,996)	(44,381)

Net loss per share
Basic and Diluted	$(0.16)	$(0.24)	$(0.48)	$(0.98)

Shares used in per share computations
Basic and Diluted	45,855	45,539	45,813	45,459

     The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AUSPEX SYSTEMS, INC.
(Unaudited)
Condensed Consolidated Statements of Cash Flows
(In thousands)

	NINE MONTHS ENDED

	MARCH 31,	MARCH 31,
	2002	2001

	(UNAUDITED)	(UNAUDITED)
Cash Flows from Operating Activities
Net loss	$(21,996)	$(44,381)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,577	5,061
Restructure Charges	—	6,837
Changes in assets and liabilities
Accounts receivable, net	3,101	3,347
Inventories	1,272	(1,177)
Prepaid expenses and other	1,438	446
Accounts payable	(4,240)	(2,942)
Accrued liabilities	(3,988)	(5,449)
Deferred revenue	(1,340)	(2,739)

Net cash used in operating activities	(22,176)	(40,997)

Cash Flows from Investing Activities
Proceeds from sales/maturities of available-for-sale short-term investments	20,164	16,603
Purchases of property and equipment	(852)	(1,374)
Change in other assets	(7)	(8)

Net cash provided by investing activities	19,305	15,221

Cash Flows from Financing Activities
Proceeds from sale of common stock, net	70	1,493

Net cash provided by financing activities	70	1,493

Effect of exchange rate changes on cash	(797)	(104)

Net Increase (Decrease) in Cash and Cash Equivalents	(3,598)	(24,387)
Cash and Cash Equivalents, Beginning of Period	9,240	30,499

Cash and Cash Equivalents, End of Period	$5,642	$6,112

     The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AUSPEX SYSTEMS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

     The accompanying unaudited condensed, consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes included in the Annual Report to Stockholders of Auspex Systems, Inc. (“Auspex” or the “Company”) for fiscal year 2002.

1. BASIS OF PRESENTATION

     The accompanying unaudited, condensed, consolidated financial statements reflect, in the opinion of management, all adjustments (consisting primarily only of normal recurring adjustments) necessary to present fairly the financial position as of the dates and results of operations for the periods indicated. The accompanying unaudited, condensed, consolidated financial statements have not been reviewed by independent auditors.

     The Company’s fiscal quarters end on the Saturday of the thirteenth week of the quarter. For presentation purposes, the financial statements reflect the calendar month-end date.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission (“SEC”) rules and regulations. Additionally, the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

     The results of operations for the nine months ended March 31, 2003, are not likely to be indicative of results for the entire fiscal year ending June 30, 2003. (See Note 13 and “Factors That May Affect Future Results” in Management’s Discussion and Analysis of Financial Condition and Results of Operations).

     The accompanying unaudited condensed, consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities and commitments in the normal course of business. The Company has incurred significant losses, including a net loss of $50.0 million and $22.0 million for the twelve-month period ended June 30, 2002, and the nine month period ended March 31, 2003, respectively. As of March 31, 2003, the Company had an accumulated deficit of $210.7 million. As of March 31, 2003, the Company had cash, cash equivalents and short-term investment balances of approximately $5.6 million. These matters raised substantial doubt about the Company’s ability to continue as a going concern and management’s efforts to increase revenue and secure additional capital have been unsuccessful. Consequently, on April 22, 2003, the filed a voluntary petition for relief under Chapter 11, of the United States Bankruptcy Code. (See Note 13 The accompanying unaudited condensed, consolidated financial statements do not include any adjustments that might result from this subsequent event. (See Note 14).

2. CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     Substantially all cash equivalents consist of investments in certificates of deposits, money market deposits, commercial paper, auction rate securities, Repurchase Agreements and U.S. agency bonds with original maturities of three months or less. Substantially all short-term investments consist of certificates of deposits, commercial paper, corporate bonds and U.S. agency bonds.

3. NON-CASH INVESTING AND FINANCING ACTIVITIES

     Net inventory capitalized into property and equipment was $223,000 and $121,000 for the three months ended March 31, 2003 and 2002, respectively, and $590,000 and $930,000 for the nine months then ended, respectively. During the nine-month period ended March 31, 2003, the Company did not retire any property and equipment. During the nine months ended March 31, 2002, the Company retired $14.9 million in property and equipment.

4. REVENUE RECOGNITION

Product Revenue

     The Company generally recognizes revenue on system sales to end users upon shipment. Revenues from upgrade sales are generally recognized at the time the equipment is shipped. Provisions for product sales returns and allowances are recorded in the same period as the related revenue.

     The Company sells its products to end users through its direct sales force, as well as through distributors and resellers. Typically, the Company’s arrangements with distributors contain provisions for price protection and stock rotation allowances. The Company recognizes revenue on sales to distributors in accordance with the provisions set forth by Financial Accounting Standards Board (FASB) No. 48, “Revenue Recognition When Right of Return Exists,” provided that the requirements of Statement of Position (SOP) No. 97-2, “Software Revenue Recognition,” have also been met. In accordance with FASB No. 48, the Company recognizes revenue upon shipment to distributors provided that: a) the price is substantially fixed or determinable at the time of sale; b) the distributor’s obligation to pay the Company is not contingent upon resale of the products; c) title and risk of loss passes to the distributor at time of shipment; d) distributor has economic substance apart from that provided by the Company; e) the Company has no significant obligation to the distributor to bring about resale of the products; and f) future returns can be reasonably estimated.

     The Company records a provision for returns and adjustments based on anticipated adjustments or returns from distributors. Revenue recognized is recorded net of this provision.

     The Company applies the provisions of SOP No. 97-2, as amended by SOP No. 98-9, “Modification of SOP No. 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” Accordingly, revenue from product sales is recognized upon shipment, provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed or determinable and collectibility is deemed probable. The Company’s typical sales contracts do not include customer acceptance clauses; however, if uncertainties regarding customer acceptance exist, revenue is recognized when such uncertainties are resolved.

     When contracts contain multiple elements wherein vendor-specific objective evidence exists for all undelivered elements, the Company accounts for the undelivered elements in accordance SOP No. 98-9. Post contract support (“PCS”) services to date have consisted of fees for providing periodic minor software maintenance releases and technical support for the Company’s products. For undelivered PCS, vendor-specific objective evidence is determined by reference to the price the PCS customers are required to pay when the PCS is sold separately. PCS revenue is initially recorded as deferred revenue and revenue is recognized ratably over the term of the relevant agreement.

     Certain sales transactions may include discounts from the normal published list price. Revenue recognized on such sales transactions are recorded net of the discounts. Typical payment term for sales transactions is 30 days.

Service Revenue

     Service revenue includes installation, maintenance and training, and is recognized ratably over the contractual period or as the services are provided.

     Installation services typically include pre-installation planning, pre-installation site survey, physical installation of the systems, and basic system implementation. Almost all system sales to end users include these basic installation services but historically there are no installation services provided on sales to distributors (the distributor performs the installation services). The basic installation services do not in any way change the functionality of the systems at the customer site. The Company’s sales cycle is typically several months, and during that time the Company’s sales and service professionals participate in extensive pre-sales activities to identify and define specific customer requirements and configurations. As such, the Company believes that once configured and tested at the Company’s factory, the Company’s systems and software conform to customer specifications prior to delivery at the customer’s site. Since installation services do not typically require significant customization or modification at the customer’s site, the Company does not consider installation services to be a significant obligation at the time the systems are shipped.

     Should the customer require additional services such as data migration, on-site system administration training, special testing, file system layout, planning and execution, these services are sold separately. The Company evaluates the impact of additional service requirements on revenue recognition on a case-by-case basis. If the Company determines that such additional services are changing the functionality of the systems or involve modification/customization of the products, the Company defers the system and software revenue until such services have been performed.

5. NET LOSS PER SHARE

     Basic net loss per share is computed based only on the weighted average number of common shares outstanding during the period and does not give effect to the dilutive effect of common equivalent shares, such as stock options. Diluted net loss per share is computed based on the weighted average number of common shares plus potential dilutive common shares calculated in accordance with the treasury stock method.

	THREE MONTHS ENDED		NINE MONTHS ENDED

	MARCH 31,	MARCH 31,	MARCH 31,	MARCH 31,
	2003	2002	2003	2002

Net loss	$(7,272)	$(10,769)	$(21,996)	$(44,381)

Basic and Diluted Net Loss Per Share
Net loss available to common stockholders	$(7,272)	$(10,769)	$(21,996)	$(44,381)
Weighted average common shares outstanding	45,855	45,539	45,813	45,459

Basic and Diluted Net Loss per share	$(0.16)	$(0.24)	$(0.48)	$(0.98)

     All weighted average stock options and warrants outstanding during the three months ended March 31, 2003 and 2002 of 16,611,449 and 11,591,982 shares, respectively, were excluded from the computation of diluted net loss per share because the effect of including them would have been anti-dilutive due to the net loss available to common stockholders. All weighted average stock options and warrants outstanding during the nine months ended March 31, 2003 and 2002 of 16,881,830 and 13,087,418 shares, respectively, were excluded from the computation of diluted net loss per share because the effect of including them would have been anti-dilutive due to the net loss available to common stockholders.

6. INVENTORIES, NET

     Inventories are stated at the lower of cost (first-in, first-out) or market, and include material, labor and manufacturing overhead costs. Inventories consist of the following (in thousands):

	MARCH 31,	JUNE 30,
	2003	2002

Purchased materials	$249	$725
Systems in process	639	1,924
Finished goods	354	65

Total inventories, net	$1,242	$2,714

     Inventories contained components and assemblies in excess of the Company’s current estimated requirements and were fully reserved at March 31, 2003 and June 30, 2002.

     Certain of the Company’s products contain critical components supplied by a single or limited number of third parties.

7. COMPREHENSIVE INCOME

     Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income,” established standards for disclosure and financial statement display for reporting total comprehensive income and its individual components. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. The Company’s comprehensive loss includes unrealized holding gains (losses) on available-for-sale securities and foreign currency translation adjustments. The following table sets forth the components of other comprehensive income (loss) net of income tax (in thousands):

	THREE MONTHS ENDED		NINE MONTHS ENDED

	MARCH 31,	MARCH 31,	MARCH 31,	MARCH 31,
	2003	2002	2003	2002

Net loss	$(7,272)	$(10,769)	$(44,381)	$(44,381)
Other comprehensive income (loss):
Unrealized holding gains(losses) on available-for-sale securities	(263)	(263)	103	103
Foreign currency translation adjustments	37	37	(105)	(105)

Comprehensive loss	$(10,995)	$(10,995)	$(44,383)	$(44,383)

8. INDUSTRY SEGMENT, GEOGRAPHIC AND CUSTOMER INFORMATION

     The Company, which operates in one reportable industry segment, develops, manufactures, distributes and supports a line of multi-protocol high performance network file servers and high availability enterprise data management software solutions for storing, serving and managing multiple terabytes of network data for the technical network market.

     Revenues consisted of the following for the three and nine months ended (in thousands) and long-lived assets by geography (net of accumulated depreciation) as of (in thousands):

	Three Months Ended		Nine Months Ended		MARCH 31,	JUNE 30,
					2003	2002
	MARCH 31,	MARCH 31,	MARCH 31,	MARCH 31,
	2003	2002	2003	2002	LONG	LONG
					LIVED	LIVED
	REVENUE	REVENUE	REVENUE	REVENUE	ASSETS	ASSETS

North America	$1,570	$4,110	$8,221	$13,446	$5,737	$8,131
Europe	972	936	3,497	6,043	238	293
Pacific Rim	748	1,332	2,911	4,091	269	346

Total	$3,290	$6,378	$14,629	$23,580	$6,244	$8,770

     One customer accounted for more than 12% of total revenues during the three months ended March 31, 2003. One customer accounted for 14% of total revenues during the three months ended March 31, 2002. One customer accounted for 12% of revenues for the nine months ended March 31, 2003. One customer accounted for 12% of revenues during the nine months ended March 31, 2002.

9. EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In January 2003, the FASB issued Interpretation 46, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company believes that the adoption of Interpretation 46 will not have a material impact on its financial position or results of operations.

     In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is required to follow the prescribed format and provide the additional disclosures required by SFAS No. 148 in its annual financial statements for the year ending June 30, 2003 and must also provide the disclosures in its quarterly reports containing condensed financial statements for interim periods beginning with the quarterly period ended March 31, 2003. The Company believes that the adoption of SFAS No. 148 will not have a material effect on the Company’s financial position or results of operations as the Company does not intend to adopt the fair value method of accounting for stock-based employee compensation.

     In November 2002, the FASB issued Interpretation 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company believes that adoption of Interpretation 45 will not have a material impact on its financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with an exit or disposal activity. SFAS 146 nullifies Emerging Issues Task Force (“EITF”) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability be recognized for those costs only when the liability is incurred, that is, when it meets the definition of a liability in the FASB’s conceptual framework. In contrast, under EITF Issue 94-3, a company recognized a liability for an exit cost when it committed to an exit plan. SFAS 146 also established fair value as the objective for initial measurement of liabilities related to exit or disposal activities. The Company is required to adopt the provisions of SFAS 146 as of January 1, 2003. The Company does not expect the adoption of SFAS 146 to have a material impact on its financial position or results of operations.

     In April 2002, the Financial Accounting Standards Board (“FASB”) issued Statement Financial Accounting Standards (“SFAS”) No. 145, “Rescission of FASB Statements No. 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”, which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded, and as a result, FASB No. 64, which amended FASB No. 4, was rescinded as it was no longer necessary. FASB No. 145 amended FASB No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transaction and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company adopted SFAS No. 145 in the first quarter of fiscal year 2003 and the adoption did not have a material impact on our financial position or results of its operations.

     In August 2001, the FASB issued SFAS, No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement establishes a single accounting model, based on the framework established in Statement 121, for long-lived assets to be disposed of by sale. This Statement is effective for fiscal years beginning after December 15, 2001, which for the Company was its fiscal year beginning July 1, 2002. The Company does not expect the adoption of SFAS 144 to have a material impact on its financial position or results of operations.

     In August 2001, the FASB, issued SFAS, No. 143, “Accounting for Obligations Associated with the Retirement of Long-Lived Assets.” SFAS No. 143 addresses financial accounting and reporting for the retirement obligation of an asset. This statement states that companies should recognize the asset retirement cost, at fair value, as part of the cost of the asset and classify the accrued amount as a liability in the condensed consolidated balance sheet. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. The Statement is effective for fiscal years beginning after June 15, 2002, which for the Company was its fiscal year beginning July 1,

2002. The Company adopted SFAS No. 143 and the adoption did not have a material effect on its consolidated financial position, results of operations, or cash flows.

10. RESTRUCTURING COSTS

     During the fiscal year ended June 30, 2002, the Company recorded restructuring charges totaling $6.4 million which consisted of $2.7 million for severance and termination benefits, $2.5 million for payments under non-cancelable operating leases for abandoned facilities and excess equipment and assets and $1.2 million for write-offs relating to the disposal of excess equipment and other assets. The major components of the restructuring were as follows:

•	the Company terminated 150 employees, comprised of 77 employees from general administration and operations, 56 employees from sales and marketing, and 17 employees from engineering,

•	the Company consolidated and closed various sales and service field offices worldwide, and

•	the Company disposed of idle assets and terminated and accrued for operating leases for excess assets and facilities.

     The Company substantially completed the employee severance and benefits portion of the restructuring by January 2002. The principal cash requirements for the restructuring consist of payments relating to the termination of leases and severance packages for terminated employees.

     The following table summarizes the Company’s restructuring activity for the three-month period ended March 31, 2003 (in thousands):

	SEVERANCE	EXCESS
	AND	FACILITIES
	BENEFITS	AND EQUIPMENT	TOTAL

Reserve balances, June 30, 2002	$—	$2,128	$2,128
Cash charges	—	(435)	(435)

Reserve balances, September 30, 2002	$—	$1,693	$1,693
Cash charges	—	(325)	(325)

Reserve balances, December 31, 2002	$—	$1,368	$1,368

Cash charges	—	(319)	(319)

Reserve balances, March 31, 2003	$—	$1,049	$1,049

11. LINE OF CREDIT

     Effective December 24, 2002, the Company terminated it’s line of credit with a bank and no longer has a facility to borrow money. The line of credit agreement had previously allowed the Company to borrow up to $7.5 million. In connection with terminating the line of credit, the Company paid $150,000 in termination fees.

12. ACCRUED WARRANTY

     The Company provides end users with a warranty for parts and labor on its products, which generally range from ninety (90) days to one year. The Company’s warranty policy for product sales other than to end-users depends on the requirements of the particular distribution channel. The Company provides currently for the estimated costs that may be incurred under its product warranty at the time the related revenue is recognized. Factors considered in determining appropriate accruals for product warranty obligations include historical warranty claim rates, historical cost-per-claim and knowledge of specific product failures. The Company assesses the adequacy of pre-existing warranty liabilities and adjusts the amounts as necessary based on actual experience and changes in future expectations. The following table reconciles for the three-month and six-month periods ended March 31, 2003 and 2002 (in thousands):

	THREE MONTHS ENDED,		NINE MONTHS ENDED,

	MARCH 31,	MARCH 31,	MARCH 31 ,	MARCH 31,
	2003	2002	2003	2002

Beginning accrued warranty	$624	$1,013	$724	$1,360
Cost of warranty claims	(98)	(186)	(148)	(994)
Accruals for product warranties	6	(46)	(44)	415
Adjustments to accruals	—	—	—	—

Ending accrued warranty	$532	$781	$532	$781

13. SALE OF PATENTS AND SERVICE BUSINESS AND VOLUNTARY FILING OF A PETITION FOR REORGANIZATION RELIEF UNDER CHAPTER 11.

     On April 22, 2003, the Company filed a voluntary petition for relief under Chapter 11 of the Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California, San Jose Division, under Case No. # 03-52596 (the “Bankruptcy Court”). On June 13, 2003, the Bankruptcy Court approved the sale of the Company’s patents to Network Appliance, Inc and the Company’s service business to GlassHouse Technologies, Inc, and these sales closed on June 20, 2003. As a result of these sales, the Company has few remaining assets, and is no longer selling products or services to the public. The Company is currently operating as a debtor-in-possession in accordance with the applicable provisions of the Bankruptcy Code. The Company understands that its subsidiaries are in the process of winding-up, dissolving, or liquidating. As a consequence of the bankruptcy filing, all pending claims and litigation against the Company are stayed automatically in accordance with Section 362(a) of the Bankruptcy Code, and absent further order of the Bankruptcy Court, no party may take any action to recover any pre-petition claims, enforce any lien against or obtain possession of any property from the Company

     The Company is currently reconciling all outstanding claims. There is no assurance that the Company will have sufficient assets to satisfy all of the Company’s pre-petition liabilities. In addition, there is no assurance that the holders of the Company’s equity securities will receive value for their interests.

14. FINANCIAL INFORMATION

     In accordance with the requirements of the United States Bankruptcy Code, the Company is required to provide monthly financial statements to the Bankruptcy Court. The Company has and will continue to provide such information on Current Reports on Form 8-K.

FORWARD-LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS AND PHRASES, SUCH AS “INTENDED,” “EXPECTS,” “ANTICIPATES” AND “IS (OR ARE) EXPECTED (OR ANTICIPATED).” THESE FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO THOSE IDENTIFIED BELOW WITH AN ASTERISK (*) SYMBOL. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS, AND STOCKHOLDERS OF THE COMPANY SHOULD CAREFULLY REVIEW THE CAUTIONARY STATEMENTS SET FORTH IN THIS CURRENT REPORT, INCLUDING THOSE SET FORTH UNDER THE CAPTION “FACTORS THAT MAY AFFECT FUTURE RESULTS”. AUSPEX DOES NOT UNDERTAKE TO UPDATE ANY OF SUCH FORWARD-LOOKING STATEMENTS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Total revenues for the third quarter of fiscal year 2003 were $3.3 million, a decrease of 48% compared to total revenues of $6.4 million in the third quarter of fiscal year 2002. As a result of the Company’s petition for relief under the Bankruptcy Code, the winding-up of its operations and the sale of substantially all of its assets, the Company does not expect any significant revenues from operations in subsequent periods.

     Product revenue for the third quarter of fiscal year 2003 was $436,000, or 13% of total revenues, compared to $2.2 million, or 34% of total revenues, in the third quarter of fiscal year 2002. Service revenue for the third quarter of fiscal year 2003 was $2.9 million, or 66% of total revenues, compared to $6.6 million and 66% in the third quarter of fiscal year 2002. Geographically, North America accounted for 48% of total revenues in the third quarter of fiscal year 2003 and 64% of total revenues in the third quarter of 2002; the Pacific Rim accounted for 23% and 21% of total revenues in the third quarters of fiscal year 2003 and 2002, respectively; and Europe accounted for 30% and 15% of total revenues in the third quarters of fiscal year 2003 and 2002, respectively. Generally, the declines in revenue year over year, were a reflection of the overall economic and capital spending slowdown and continued intense competition in the market for the Company’s products.

     Gross margin was (4.8%) of revenues in the third quarter of fiscal year 2003 compared with 1% in the third quarter of fiscal year 2002. For the nine months ended March 31, 2003 and 2002, gross margin was 15.6% and 4%, respectively. Product gross margin decreased to (103% ) in the third quarter of fiscal year 2003 from (39%) in the third quarter of fiscal year 2002. For the nine months ended March 31, 2003 and 2002, gross margin was 13% and (13%), respectively. The negative product gross margin, for the three months ended March 31, 2003, and 2002, was primarily due to the reduced volume of systems shipped, which resulted in underutilized capacity and under-absorption of manufacturing overhead. Also, the sales of NS2000 systems at heavily discounted prices resulted in lowered margins for the third quarter of fiscal year 2002. These discounted prices resulted from a conscious effort by the Company to reduce its excess inventory for this product line, which is at the end of its product life. The increase in product gross margin, year over year, for the nine months ended March 31, 2003, is a result of reduced costs and improved absorption of manufacturing overhead costs, as well as, continuing improvements in inventory management. The Company recovered $300,000 on the sale of certain consignment inventory that had previously been written down through a lower of cost or market adjustment.

     Service gross margin was 10% in the third quarter of fiscal year 2003 as compared to 21% in the third quarter of fiscal year 2002. For the nine months ended March 31, 2003 and 2002, service gross margin was 17% and 14%, respectively. The decrease in service gross margin, in the three-month periods ended March 31, 2003, was a result of lower revenues, due to the fall off of maintenance renewals in the installed base. The increase in service gross margin, in the nine-month period ended March 31, 2003, was a result of reduced costs, related to reduced headcount and related expense reductions.

     Selling, general and administrative expenses during the third quarters of fiscal year 2003 and fiscal year 2002 totaled $5.5 million and $7.9 million, respectively, representing a decrease of 26%, and constituted 166% and 124% of total revenues, respectively. For the first nine months ended March 31, 2003 and 2002, selling, general and administrative expenses totaled $17.5 million and $27.7 million, respectively, and constituted 119% and 117% of revenues, respectively. The decrease of $2.4 million from the third quarter of fiscal year 2002 to the third quarter of fiscal year 2003 can be attributed to the reduction of headcount versus the prior period. The increase in selling, general and administrative expenses as a percentage of revenues resulted primarily from decreased revenue in comparison with the previous three- and nine-month periods ended March 31, 2002.

     Engineering and development expenses during the third quarters of fiscal year 2003 and fiscal year 2002 were $1.8 million and $3.4 million, respectively, representing a decrease of 46%, year over year, and comprised 55% and 53%, respectively, of total revenues. For the nine months ended March 31, 2003 and 2002, engineering and development expenses totaled $6.9 million and $12 million, respectively, and constituted 47% and 51% of revenues, respectively. The decrease in engineering and development expenses from the third fiscal quarter of 2002 to the third fiscal quarter of 2003 is due to a reduction in headcount from the third fiscal quarter of 2002 and the resulting restructuring charges.

     Loss from operations for the third quarter of fiscal year 2003 was $7.5 million, compared with $11.3 million in the third quarter of fiscal year 2002.

     For the three months ended March 31, 2003 and 2002, other income was $240,000 and $579,000, respectively, and for the nine months ended March 31, 2003 and 2002, other income was $215,000 and $1.5 million, respectively. The primary reason for the decrease in the year over year comparisons, for both the three and nine months periods ended, was the decrease in interest income, which is a result of the combined effect of reduced cash balances and the reduction of interest rates. Also, the Company, in the second quarter of fiscal year 2003, paid penalty fees, of $150,000, incurred in the termination of the line of credit.

     Due to its loss from operations, the Company had no significant provision for taxes for the third quarter of each of fiscal years 2003 and 2002.

CRITICAL ACCOUNTING POLICIES, JUDGEMENTS AND ESTIMATES

The preparation of financial statements requires the Company, Inc to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingencies and the reported amounts of revenue and expenses in the financial statements. Material differences may result in the amount and timing of revenue and expenses if different judgments or different estimates were utilized. See, Note 2, of Notes to Consolidated Financial Statements in our Annual Report on Form 10K filed on September 28, 2002 for details of the Company’s accounting policies. Critical accounting policies, judgments and estimates which we believe have the most impact on the Company’s financial statements are:

•	Revenue Recognition;

•	Allowances for Doubtful Accounts, Returns, Price Protection, and Stock Rotation;

•	Inventory Valuation;

•	Long Lived Assets;

•	Restructuring Costs; and

•	Accounting for Income Taxes.

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the sale price is fixed or determinable and collectibility is reasonably assured. The Company generally recognizes revenue on system and upgrade sales on shipment. Service revenue includes installation, maintenance and training, and is recognized ratably over the contract period or as the services are provided. Please see, Note 4 “Revenue Recognition”, of the Notes to Consolidated Financial Statements in Item 1, “Financial Statements” for a more detailed discussion of our revenue recognition policies.

ALLOWANCES FOR DOUBTFUL ACCOUNTS, RETURNS, PRICE PROTECTION, AND STOCK ROTATION

We establish allowances for doubtful accounts, returns, price protection and stock rotation. We specifically identified doubtful accounts, returns, and customers with price protection and stock rotation based on credit profiles of our customers, current economic trends, contractual terms and conditions, historical payment, return and discount experience, and the age of past due receivables. Revenue recognized is recorded net of these allowances.

INVENTORY VALUATION

Our inventories are stated at the lower of cost (first-in, first-out basis) or market value. Our industry is characterized by rapid technological change, short-term customer commitments and rapid changes in demand, as well as other lower of cost or market considerations. We make provisions for estimated excess and obsolete inventory based on our regular reviews of inventory quantities on hand and the latest forecasts of product demand and production requirements from our customers. If actual market conditions or our customers’ product demands are less favorable than those projected, additional provisions may be required.

LONG LIVED ASSETS

We review property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparing its carrying amount to the projected discounted cash flows the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment exceeds its fair market value. Please see Note 10, “Restructuring” of the Notes to Condensed Consolidated Financial Statements in Item 1, “Financial Statements” for discussion of our adjustments to the carrying value of property, plant and equipment associated with our fiscal year 2002 restructuring activities.

RESTRUCTURING COSTS

The Company records restructuring costs when the Company commits to an exit plan and significant changes to the exit plan are likely. As a result of the restructuring plan implemented in the second fiscal quarter of 2002 the company recorded $2.9 million related to severance and other costs and $2.7 million for payments under non-cancelable operating leases for abandoned facilities and excess equipment and assets and $1.2 million for write-offs relating to the disposal of excess equipment and other assets. The Company estimated no sublease income from these abandoned facilities and assets due to the current economic climate. See Note 10, “Restructuring” of the Notes to Condensed Consolidated Financial Statements in Item 1, “Financial Statements” for a more detailed discussion of fiscal year 2002 restructuring activities.

ACCOUNTING FOR INCOME TAXES

We are required to estimate our income taxes in each federal, state and international jurisdiction in which we operate. This involves estimating our actual current tax exposure and assessing temporary differences resulting from differing treatment of items, such as reserves and accruals, for tax and accounting purposes. These differences result in deferred tax assets and liabilities. Based on our judgment that the likelihood that our deferred tax assets will be recovered from future taxable income is not assured, we have established a valuation allowance equal to 100% of our deferred tax assets

LIQUIDITY AND CAPITAL RESOURCES

     The Company’s cash, cash equivalents and short-term investments decreased by $23.9 million from $29.5 million on June 30, 2002 to $5.6 million as of March 31, 2003. The Company used approximately $22.2 million in cash for operating activities in the first nine months of fiscal year 2003, which included a net loss of $22 million, depreciation and amortization of $3.6 million, inventory of $1.3 million, a decrease in accounts payable and accrued liabilities of $8.1 million and decrease in deferred revenue of $1.3 million. This was offset by accounts receivable of $3.1 million, prepaid expenses of $1.4 million. The Company’s primary investing activities included proceeds from the sale and maturities of available-for-sale short-term investments of $20.2 million.

     At March 31, 2003, the Company’s principal sources of liquidity included $5.6 million in cash.

     Effective December 24, 2002, the Company terminated it’s line of credit with a bank and no longer has a facility to borrow money. The line of credit agreement had previously allowed the Company to borrow up to $7.5 million. In connection with terminating the line of credit, the Company paid $150,000 in termination fees.

     The Company took a number of steps in the third fiscal quarter of 2003 to reduce its operating expenditures and conserve cash.

Notwithstanding such measures, the Company determined that it did not believe it had sufficient cash to support business operations and to satisfy its existing liabilities. As a result, on April 22, 2003, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Jose Division under Case No. # 03-52596.

     The following is a summary of our minimum payments under contractual obligations as of March 31, 2003:

	Years Ended June 30,

	2003	2004	2005	2006	2007	Thereafter	Total

				(In thousands)
Operating Leases	$419	2,546	2,220	1,852	1,757	4,642	$13,437
Purchase Commitments	$23	—	—	—	—	—	$23

Total	$442	2,546	2,220	1,852	1,757	4,642	$13,460

FACTORS THAT MAY AFFECT FUTURE RESULTS

THERE IS NO GUARANTEE THAT OUR STOCK WILL CONTINUE TO BE QUOTED ON THE OVER-THE-COUNTER MARKET

     On April 23, 2003, our stock was delisted from the Small Cap Market. Following delisting, the ability of stockholders to buy and sell our shares has been materially impaired, and is limited primarily to over-the-counter quotation services, such as Pink Sheets, that handle high-risk ventures and are not regulated by the Securities and Exchange Commission. The delisting of our Common Stock from The Nasdaq National and Small Cap Markets may result in a reduction in some or all of the following, each of which may have a material adverse effect on our investors:

•	the liquidity of our Common Stock;

•	the market price of our Common Stock;

•	the number of institutional investors that will consider investing in our Common Stock;

•	the number of investors in general that will consider investing in our Common Stock;

•	the number of market makers in our Common Stock;

•	the availability of information concerning the trading prices and volume of our Common Stock;

•	the number of broker-dealers willing to execute trades in shares of our Common Stock; and

•	our ability to obtain financing for the continuation of our operations.

     If we are unable to comply with the requirements for continued listing for over-the-counter markets such as the Pink Sheets, our stock may no longer be eligible for quotation on such services. The removal of our stock from quotation from regulated quotation services may further limit the liquidity of our common stock and impair stockholders’ ability to buy and sell our shares.

WE CANNOT GUARANTEE HOW MUCH CASH, IF ANY, WILL BE AVAILABLE TO DISTRIBUTE TO OUR STOCKHOLDERS AND IF THERE IS CASH TO DISTRIBUTE, THE TIMING OF ANY SUCH DISTRIBUTION

     The Company is intending to request that the Bankruptcy Court approve a liquidating plan of reorganization. Such liquidating plan of reorganization will provide for the orderly liquidation of the Company’s remaining assets, the winding-up of the Company’s business and operations and the dissolution of the Company. In accordance with such liquidating plan of reorganization, the Company will seek to pay, or seek to provide for the payment of, all of its liabilities and obligations following the approval of the Bankruptcy Court to proceed with the liquidation and dissolution of the Company. If there are any remaining assets after the payment in full, or provision for payment in full, of all of the Company’s claims, liabilities and obligations that are senior to those of its stockholders, the Company will then distribute such assets, if any, to its stockholders in one or more distributions.

     There is currently no firm timetable for the distribution of the proceeds, if any, from the sale of our assets to our stockholders because of contingencies inherent in winding up the Company’s business and in completing a liquidating plan of reorganization as pursuant to the U.S. Bankruptcy Code. We are currently unable to predict the precise nature, amount or timing of any distribution, if any, to stockholders. The Company may be subject to certain contingent or otherwise unknown liabilities, including post petition liabilities that may substantially limit or eliminate funds available for distribution to stockholders. The actual nature, amount and timing of distributions, if any, will be included in the liquidating plan of reorganization, which plan will be subject to notice requirements and approval by the Bankruptcy Court.

     Uncertainties as to the precise net value of our non-cash assets, and the ultimate amount of our debts and liabilities make it impracticable to predict the aggregate net value, if any, ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including costs associated with the sale of our remaining assets, bankruptcy proceedings and the settlement of our remaining liabilities, taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred. These expenses will reduce the amount of cash available for ultimate distribution, if any, to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received from the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash, to our stockholders.

THE PROCEEDS FROM THE SALE OF OUR REMAINING ASSETS MAY BE LESS THAN ANTICIPATED

     Sales of any remaining assets will be made on such terms as are approved by Bankruptcy Court. The prices at which we will be able to sell these assets will depend largely on factors beyond our control such as general market conditions. Because some of our remaining assets may decline in value over time, we may not be able to consummate the sale of these assets in time to generate meaningful value. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in bankruptcy proceedings.

WE MAY CONTINUE TO INCUR THE EXPENSE OF COMPLYING WITH PUBLIC COMPANY REPORTING REQUIREMENTS AND THE RISK OF NOT FULLY COMPLYING WITH SUCH REQUIREMENTS

     We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though the Company does not currently have the resources, including, without limitation, any independent auditor engagement, to do so and compliance with such reporting requirements is economically burdensome. We may face additional expenses or be forced to pay penalties if it is determined that we are not in compliance with reporting or other requirements.

THE DECLINE IN OUR STOCK VALUE COULD GIVE RISE TO CLASS ACTION CLAIMS

     Securities class action claims have been brought against companies in the past where the market price of the company’s securities has fallen due to an inability of the company to achieve operational profitability. Any such litigation could be very costly and divert our remaining resources from being available for distribution to our stockholders. Any adverse determination in this kind of litigation could also deplete our cash position, and reduce proceeds that would otherwise be distributed to our stockholders.

OUR COMMON STOCK HAS EXPERIENCED EXTREME PRICE FLUCTUATIONS AND WILL CONTINUE TO EXPERIENCE SIGNIFICANT PRICE FLUCTUATIONS IN THE FUTURE.

In recent years, the stock market in general and the market for technology stocks in particular, including the Company’s Common Stock, have experienced extreme price fluctuations. The market price of the Company’s Common Stock may be significantly affected by various factors such as the filing of a liquidating plan of reorganization with the United States Bankruptcy Court and the amount of capital available for distribution, if any, to the Company’s stockholders. In addition, if our stock is removed from quotation from regulated quotation services, the ability of our stockholders’ to buy and sell our shares will be further impaired. There can be no assurance that the market price of the Company’s Common Stock will not continue to experience significant fluctuations in the future.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISKS

     INTEREST RATE RISK

     There were no material changes during the third quarter of fiscal year 2003 to the Company’s exposure to market risk for changes in interest rates.

     FOREIGN CURRENCY EXCHANGE RISK

     There were no material changes during the third quarter of fiscal year 2003 to the Company’s foreign currency hedging programs.

CONTROLS AND PROCEDURES

     Our chief executive officer and our chief financial officer, after evaluating our disclosure controls and procedures as of a date within 90 days before the filing date of this Current Report, have concluded that as of our evaluation date, our disclosure controls and procedures were effective to ensure that information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

     Subsequent to the date of evaluation referenced above, because the Company (1) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Jose division, (2) substantially reduced its work force and (3) no longer has an engaged audit fir, there were significant changes in our internal controls. However, we do not believe there were any significant deficiencies or material weaknesses in our internal controls. As a result, no corrective actions were required or undertaken.

OTHER INFORMATION

LEGAL PROCEEDINGS

     On April 22, 2003, the Company filed a voluntary petition for relief under Chapter 11 of the Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California, San Jose Division, under Case No. # 03-52596 (the “Bankruptcy Court”). On June 13, 2003, the Bankruptcy Court approved the sale of the Company’s patents to Network Appliance, Inc and the Company’s service business to GlassHouse Technologies, Inc, and these sales closed on June 20, 2003. As a result of these sales, the Company has few remaining assets, and is no longer selling products or services to the public. The Company is currently operating as a debtor-in-possession in accordance with the applicable provisions of the Bankruptcy Code. The Company understands that its subsidiaries are in the process of winding-up, dissolving, or liquidating. As a consequence of the bankruptcy filing, all pending claims and litigation against the Company are stayed automatically in accordance with Section 362(a) of the Bankruptcy Code, and absent further order of the Bankruptcy Court, no party may take any action to recover any pre-petition claims, enforce any lien against or obtain possession of any property from the Company

     The Company is currently reconciling all outstanding claims. There is no assurance that the Company will have sufficient assets to satisfy all of the Company’s pre-petition liabilities. In addition, there is no assurance that the holders of the Company’s equity securities will receive value for their interests.

REPORTS ON FORM 8-K.

b. Reports on Form 8-K

     The Registrant filed a Current Report on Form 8-K, dated February 11, 2003, which reported under “Item 7. Financial Statements and Exhibits” and “Item 9. Regulation FD Disclosure.”

     The Registrant filed a Current report on Form 8-K, dated April 22, 2003, which reported under “Item 3. Bankruptcy or Receivership” and “Item 7. Financial Statements and Exhibits.”

     The Registrant filed a Current Report on Form 8-K, dated June 13, 2003, which reported under “Item 5. Other Events and Regulation FD Disclosure” and “Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.”

     The Registrant filed a Current Report on Form 8-K, dated June 20, 2003, as amended by a Current Report as Form 8-K/A, which reported under “Item 7. Financial Statements, Pro Forma Financial Information and Exhibits” and “Item 9. Regulation FD Disclosure.”

     The Registrant filed a Current Report on Form 8-K, dated July 22, 2003, as amended by a Current Report on Form 8-K/A, which reported under “Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.” and “Item 9. Regulation FD Disclosure.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSPEX SYSTEMS, INC

Date: August 13, 2003	/s/ Peter Simpson

Peter Simpson
Chief Financial Officer